Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Feb 28, 2002
Payment Date	Mar 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.847500%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2002	Feb 15, 2002	28
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	176,970,709	37,451,454	44,260,809	28,939,760	23,832,743	29,012,286
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.027500%	2.137500%	2.247500%	2.497500%	2.847500%
Interest/Yield Payable on the Principal Balance	279,073	62,263	77,370	56,215	52,783
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	279,073	62,263	77,370	56,215	52,783
Interest/Yield Paid	279,073	62,263	77,370	56,215	52,783

Summary

Beginning Security Balance	176,970,709	37,451,454	44,260,809	28,939,760	23,832,743	29,012,286
Beginning Adjusted Balance	176,970,709	37,451,454	44,260,809	28,939,760	23,832,743
Principal Paid	4,332,872	916,907	1,083,617	708,519	583,486	781,045
Ending Security Balance	172,637,837	36,534,547	43,177,192	28,231,241	23,249,257	28,302,172
Ending Adjusted Balance	172,637,837	36,534,547	43,177,192	28,231,241	23,249,257
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	172,708,768	36,534,547	43,177,192	28,231,241	23,249,257
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,354,868
Ending OC Amount as Holdback Amount						10,720,962
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3060011	$1.2971467	$0.8596706	$0.9862365	$1.2567360
Principal Paid per $1000	$4.7509563	$19.1022215	$12.0401882	$12.4301535	$13.8925250